Exhibit 5.1
300 North LaSalle Street
Chicago, Illinois 60654

(312) 862-2000	Facsimile:
www.kirkland.com	(312) 862-2200
June 8, 2009
optionsXpress Holdings, Inc.
311 W. Monroe Street, Suite 1000
Chicago, IL 60606
Ladies and Gentlemen:
     We are providing this letter in our capacity as special counsel to optionsXpress Holdings, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) covering the offering of up to 2,500,000 additional shares of common stock of the Company, par value $0.0001 per share (the “Shares”), pursuant to the Company’s 2008 Equity Incentive Plan (the “Plan”).
     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
     We have examined such documents, records, certificates, memoranda and other instruments as we have deemed necessary as a basis for this opinion.
     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein, we have relied upon the statements and representations of officers and other representations of the Company and others.
     Our opinions expressed below are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally; (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); (iii) public

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optionsXpress Holdings, Inc.
June 8, 2009

policy considerations which may limit the rights of parties to obtain certain remedies; and (iv) any laws except the federal law of the United States of America, the Constitution of the State of Delaware, the Delaware General Corporation Law and the Delaware case law decided thereunder.
     Based upon and subject to the assumptions and limitations stated in this letter, it is our opinion that the Shares are duly authorized and, when (i) the Registration Statement related to the Shares becomes effective under the Act, (ii) the Shares have been duly issued in accordance with the terms of the Plan upon receipt of the consideration to be paid therefor (assuming in each case the consideration received by the Company is at least equal to $0.0001 per share), and (iii) the certificates representing the Shares comply as to form with the bylaws of the Company and the Delaware General Corporation Law and bear all necessary signatures and authentications, the Shares will be validly issued, fully paid and nonassessable.
     We have relied without independent investigation upon an assurance from the Company that the number of Shares which the Company is authorized to issue in its Amended and Restated Certificate of Incorporation exceeds the number of shares outstanding and the number of shares which the Company is obligated to issue (or had otherwise reserved for issuance) for any purposes other than issuances in connection with the Plan by at least the number of Shares which may be issued in connection with the Plan, and we have assumed that such condition will remain true at all future times relevant to this opinion. We have assumed that the Company will cause certificates representing Shares issued in the future to be properly executed and delivered and will take all other actions appropriate for the issuances of such Shares. All of our opinions assume that the Registration Statement related to the Shares will become effective under the Act before any Shares covered by such Registration Statement are sold. We have also made other assumptions which we believe to be appropriate for purposes of this letter.
     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
     We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.

optionsXpress Holdings, Inc.
June 8, 2009

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present Delaware General Corporation Law or the federal law of the United States of America be changed by legislative action, judicial decision or otherwise.
     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,
/s/ Kirkland & Ellis LLP
KIRKLAND & ELLIS LLP